First Amendment

To

CEO Employment Agreement
Between
U.S. Premium Beef, LLC
And
Steven D. Hunt
Employment Years   2010 - 2015

            The parties hereby agree to amend the CEO Employment Agreement between U.S. Premium Beef, LLC and Steven D. Hunt for the employment years 2010 – 2015 by substituting the following provisions for the originals and for which an Amended and Restated CEO Employment Agreement may be prepared and substituted for the original CEO Employment Agreement upon adoption of this First Amendment:

Section 3. (f)  Phantom Units Plan.  Effective as of the date of this Agreement, CEO’s existing grant of 20,000 phantom unit rights to Phantom Class A Units of USPB and options to buy 20,000 Class A Units of USPB, both with an Exercise price or Purchase price of $55 per unit subject to adjustment as provided in Section 3(f)(5) is cancelled and replaced by a new grant of 20,000 phantom unit rights to Phantom Class A Units of USPB and options to buy 20,000 Class A Units of USPB, both with an Exercise or Purchase price of $55 per unit, which is an amount no greater than the fair market value of a Class A Unit, determined under the regulations under Section 409A of the Internal Revenue Code, as of the date of this First Amendment subject to adjustment as provided in Section 3(f)(5).  The $55 per Class A Unit is referred to as the “Exercise Price” or “Purchase Price.” The replacement grant to CEO of 20,000 Phantom Class A Units and options to buy Class A Units shall be reduced by any Phantom Class A Unit Appreciation Rights or Class A Unit options exercised or purchased under this Agreement, and increased by any additional Phantom Class A Units and Class A Unit options under Section 3(f)(5), and after the adjustments, are the “Available Phantom Class A Units.”  The rights of exercise and purchase of the phantom unit rights are:

(1)               Appreciation Rights.  CEO shall exercise any of the phantom units by written notice to the Chair of the Board of Directors of USPB.  Upon exercise of such phantom units, CEO shall be paid the amount that the weighted average trading price of the units (“Market Unit Price”) exceeds the Exercise Price per unit times the number of phantom units exercised, not to exceed the number of Available Phantom Class A Units.

(2)               Market Unit Price.  The “Market Unit Price” shall equal the weighted average price of the previous 20,000 non-conditional unit transaction prices of the prior sales of USPB Class A Units, from Unitholders to unaffiliated third parties.  The weighted average price shall be for the unit transactions of 20,000 units of USPB Class A occurring immediately prior to the CEO’s notice of exercise.

If the transactions of the Class A and Class B Units are linked, then the transaction price shall be based on the linked Class A and Class B Unit Price allocated to the Class A Units and Class B Units according to the percentage of profits and losses allocated by USPB to Class A Units and Class B Units, respectively, under the USPB LLC Agreement, Section 3.6(b).

If the Market Unit Price is based in part or in whole on sales of linked USPB Class A Units and Class B Units, then the Market Unit Price for phantom Class A Units is the percentage of the linked Market Unit Price that is the same as the percentage of profits and losses allocated to the Class A Units at the time of exercise.

If the CEO is exercising Phantom Class A Units, and 20,000 separate Class A Units for which the Market Unit Price will be determined have not transferred, then the Market Unit Price shall be established first, from the appropriate separate Class A Units transactions, and then, from the number of linked Class A Unit and Class B Unit transactions so that in combination 20,000 unit transactions are utilized to determine the Market Unit Price.

(3)               Exercise.  CEO shall be entitled to exercise Phantom Class A Units at CEO’s election, at the time and under the conditions set out in Section 3(f)(4).  In either case, payment shall be made to CEO by 90 days after the notice of exercise of the phantom unit rights, but in no event later than March 15th of the calendar year first occurring after the end of the calendar year in which the notice is given.

(4)               Purchase and Exercise Rights.  CEO may exercise the Phantom Class A Units or the options to purchase the number of USPB Class A Units for $55 per Class A Unit subject to adjustment under Section 3(f)(5) during a period that starts on termination of this Agreement under Agreement Section 1(b) and ends 18 months after termination of this Agreement, or, if earlier, within 10 days prior to an event that is a liquidation to Class A Unitholders, or at any earlier date, upon mutual agreement of CEO and USPB.  CEO shall exercise by giving written notice to the chair of the Board of USPB, which notice shall specify the number of Phantom Class A Units and/or Class A Unit options being exercised and shall be accompanied, in the case of exercise of Class A Unit options, by payment in full to USPB of the purchase price for the Class A Units to be purchased plus payment in full of such amount as USPB determines sufficient to satisfy any liability it may have for any withholding of federal, state, local or foreign income, social insurance or other taxes incurred by reason of exercise of the Class A Unit options.  USPB shall pay the costs of appraisal of USPB Class A Units, if CEO purchases all Available Phantom Class A Units.  Upon exercise and payment of the purchase price for Class A Unit options, USPB will grant CEO the same rights, privileges, allocations, distributions, liquidating distributions, and transferability of the Class A Units purchased by CEO as other holders of Class A Units, which may require special allocations as provided in the USPB LLC Agreement, Section 3.3(h).  CEO may designate the purchased Class A Units to be held by CEO’s Designated Beneficiary identified under Section 3(h), providing CEO retains control over voting rights and any right to transfer the Class A Units during the time CEO is employed by USPB.  The purchase of Class A Units under this Section 3(f)(6) shall reduce the corresponding number of Available Phantom Class A Units held by CEO.  Likewise, the exercise of Phantom Class A Units shall reduce the corresponding number of Class A Unit options held by CEO.

(5)        Anti-dilution.

(A)       Compensation For Dilution.  If USPB dilutes CEO’s phantom unit rights under this Subsection (f) with respect to Phantom Class A units, including by transfer of assets to another entity or issuance of units, the number of unexercised phantom unit rights and the number of options to purchase Class A Units held by CEO at the time of a dilution event under this Section 3(f) shall be increased so that CEO’s phantom unit rights and Class A Unit options are not diluted and the rules in Section 3(f)(5)(C) shall apply in determining the exercise and purchase price.  For purposes of this Section 3(f)(5), USPB’s issuance to CEO under this Section 3(f), issuance of additional units at or above the Market Unit Price, or the issuance of debt instruments or preferred units with fixed (interest like) returns shall not be considered dilution of CEO’s phantom unit rights.

(B)       Distribution Dilution.  For purposes of this Section 3(f)(5), if there is dilution by action of USPB that results in a cash distribution to Class A Unitholders (including a distribution of ownership rights in another entity), a “Distribution Dilution” shall be deemed to have occurred and shall be compensated for as follows:

(i)         A “Distribution Dilution” shall be defined as and shall be deemed to occur if the total amount distributed in any tax year with respect to outstanding Class A units (including a distribution of ownership rights in another entity) exceeds the product of the total maximum tax rate distributions times USPB’s income less deductions (“taxable income”) for the tax year.  Such maximum tax rate distributions will be equal to the maximum federal income tax rate plus a weighted average state income tax rate, which will be computed by multiplying the state income tax rates for each of the states in which USPB has nexus by an apportionment rate.  The apportionment rate will be calculated by dividing each state’s apportionment factor, determined by USPB’s tax advisor, by the total of such apportionment factors. The determination of any Distribution Dilution will be made within 60 days after the taxable income for the tax year for USPB is determined in a reportable manner for USPB.

(ii)        CEO shall be compensated for any Distribution Dilution by a payment to CEO.  The amount to be paid to CEO is equal to the amount determined by subtracting the total maximum tax rate distributions from the total distributions made by USPB (Total Dilution Amount); the Total Dilution Amount shall then be multiplied by the percentage of profits and losses allocated to the Class A units (Class A Dilution); Class A Dilution shall then be divided by the outstanding Class A units; the Class A Dilution per unit shall then be multiplied by the Available Class A Phantom units (Class A Phantom Dilution).

(iii)       The amount payable to CEO under this paragraph (B) shall be paid to CEO within 75 days after the taxable income for the tax year for USPB is determined, but in no event later than March 15 of the calendar year after the calendar year in which the Distribution Dilution occurs.

(C)       Class A Unit Dilution.  If there is dilution by action of USPB that results in the Class A Units being diluted (other than Distribution Dilution and after taking into an account any compensation for dilution under Section 3(f)(5)(B) above) such as a split of Class A Units or actions that reduce the proportion of ownership of USPB that the Available Phantom Class A Units would represent if the Available Phantom Class A Units were Class A Units before and after the action, taking into account capital contributions made corresponding to the action; then CEO shall be compensated by being granted additional Phantom Class A Units and Class A Unit options in proportion to the amount of dilution (the “Additional Units”).  The exercise and purchase price for the Available Phantom Class A Units  (including the Additional Units granted under this Section (f)(5)(C)) shall be equal to the product of the number of Available Phantom Class A Units prior to the granting of the Additional Units times $55 and then divided by the number of Available Phantom Class A Units after the granting of the Additional Units.  A corresponding adjustment shall be made in the exercise and purchase price for the Class A Unit options.  Any adjustments under this paragraph (c) shall be made in accordance with the rules under Treasury regulation section 1.409A-1(b)(5)(v)(D).

            This amendment is hereby approved to be effective September 28, 2010 by the undersigned and shall be incorporated as part of the CEO Employment Agreement between U.S. Premium Beef, LLC and Steven D. Hunt for the period 2010 – 2015.

CEO

/s/ Steven D. Hunt
Steven D. Hunt

U.S. PREMIUM BEEF, LLC

By: /s/ Mark Gardiner

Its: Chairman

Date: September 28, 2010